EXHIBIT 99.1
                                                                    ------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Signature Eyewear, Inc.

The audit referred to in our report dated January 11, 2006 relating to the financial statements of Signature Eyewear, Inc., which is contained in Item 8 of this Form 10-K included the audits of the financial statements schedule for the two years ended October 31, 2005 and 2004 listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion the financial statement schedule presents fairly, in all material respects, the information set forth within.



/s/ GROBSTEIN, HORWATH & COMPANY LLP
--------------------------------------------
Grobstein, Horwath & Company LLP


Sherman Oaks, California
January 11, 2006

                          INDEPENDENT AUDITOR'S REPORT
                         ON FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Shareholders
Signature Eyewear, Inc.


Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
---------------------------------------------
Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
January 23, 2004

                                                         SIGNATURE EYEWEAR, INC.
                                 VALUATION AND QUALIFYING ACCOUNTS - SCHEDULE II
                                                 FOR THE YEARS ENDED OCTOBER 31,
================================================================================

                                                  ADDITIONS       ADDITIONS
                                   BALANCE,     (DEDUCTIONS)    (DEDUCTIONS)      BALANCE,
                                  BEGINNING       CHARGE TO         FROM            END
                                   OF YEAR       OPERATIONS        RESERVE        OF YEAR
                                ------------    ------------    ------------    ------------
ALLOWANCE FOR DOUBTFUL
    ACCOUNTS
      OCTOBER 31, 2005          $    228,807    $    (87,204)   $         --    $    141,603
                                ============    ============    ============    ============

      OCTOBER 31, 2004          $    503,490    $         --    $   (274,683)   $    228,807
                                ============    ============    ============    ============

      OCTOBER 31, 2003          $    543,884    $     52,412    $    (92,806)   $    503,490
                                ============    ============    ============    ============


RESERVES FOR SLOW MOVING
    INVENTORIES
      OCTOBER 31, 2005          $         --    $         --    $         --    $         --
                                ============    ============    ============    ============

      OCTOBER 31, 2004          $  1,506,007    $     93,000    $ (1,599,007)   $         --
                                ============    ============    ============    ============

      OCTOBER 31, 2003          $  2,799,940    $    159,018    $ (1,452,951)   $  1,506,007
                                ============    ============    ============    ============


VALUATION ALLOWANCE FOR
    DEFERRED TAX ASSETS
      OCTOBER 31, 2005          $  8,294,000    $   (579,000)   $         --    $  7,715,000
                                ============    ============    ============    ============

      OCTOBER 31, 2004          $  8,399,000    $         --    $   (105,000)   $  8,294,000
                                ============    ============    ============    ============

      OCTOBER 31, 2003          $  9,800,000    $         --    $ (1,401,000)   $  8,399,000
                                ============    ============    ============    ============


RESERVES FOR CUSTOMER
    RETURNS
      OCTOBER 31, 2005          $    302,045    $         --    $    (11,235)   $    290,810
                                ============    ============    ============    ============

      OCTOBER 31, 2004          $    619,460    $         --    $   (317,415)   $    302,045
                                ============    ============    ============    ============

      OCTOBER 31, 2003          $  2,286,934    $         --    $ (1,667,474)   $    619,460
                                ============    ============    ============    ============



   The accompanying notes are an integral part of these financial statements.